UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2017
Cerecor Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 30, 2017, Cerecor Inc. (the “Company”) held its Annual Meeting. As of May 15, 2017, the record date for the Annual Meeting, there were 14,081,453 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 11,133,848 shares, or approximately 79.1% of the eligible voting shares, were represented either in person or by proxy.

At the Annual Meeting, the Company’s stockholders voted on the following items:

1.
Proposal 1: To elect two nominees to the board of directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following nominees were elected to the Company’s board of directors, with the voting results for each nominee as shown:

	For	Withheld
Isaac Blech	5,233,187	136,386
Phil Gutry	5,233,457	136,116

2.
Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. This proposal was approved by the votes indicated below:

For	Against	Abstain
10,911,369	221,772	707

3.
Proposal 3: To approve, as required by NASDAQ Listing Rules 5635(b) and 5635(d), the issuance to Armistice Capital Master Fund Ltd of up to an aggregate of 26,225,714 shares of common stock, which represents greater than 19.99% of the Company’s outstanding common stock, pursuant to the Securities Purchase Agreement dated April 27, 2017, as more specifically described in our definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2017. This proposal was approved by the votes indicated below:

For	Against	Abstain
2,831,548	164,733	27,578

4.
Proposal 4: To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors of the Company, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-two (1:2) to one-for-ten (1:10), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors of the Company prior to the date of the 2018 Annual Meeting of Stockholders, as more specifically described in our definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2017. This proposal was approved by the votes indicated below:

For	Against	Abstain
9,912,694	1,173,665	47,484

5.
Proposal 5: To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, a reduction in the total number of authorized shares of the Company’s common stock, as more specifically described in our definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2017. This proposal was approved by the votes indicated below:

For	Against	Abstain
10,626,165	378,663	33,173

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.
Date: July 7, 2017	By:	/s/ Mariam E. Morris
Mariam E. Morris
Chief Financial Officer